Exhibit 23






               Consent of Independent Certified Public Accountants




     We have issued our reports dated September 24, 1996, accompanying the consolidated financial statements and schedule incorporated by reference or included in the Annual Report of Valley Resources, Inc. and subsidiaries on Form 10-K for the year ended August 31, 1996. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Valley Resources, Inc. and subsidiaries on Form S-8.


                                                     S/Grant Thornton LLP
                                                     GRANT THORNTON LLP





Boston, Massachusetts
January 2, 1997